UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 8, 2016

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2016, R. Wesley Champion informed Premier, Inc. (the “Company”) that he will resign from his position as Senior Vice President – Premier Performance Partners, effective as of October 31, 2016.

Prior to the effectiveness of his resignation, Mr. Champion will continue in his current role with the Company and will assist the Company in transitioning his responsibilities through the date of his departure.

Item 8.01.	Other Events.

In connection with Mr. Champion’s resignation, the Company also announced the appointment of Kelly Rakowski to the position of Senior Vice President – Premier Performance Partners effective as of November 1, 2016. In her new role leading the Company’s advisory and research services, Ms. Rakowski will be responsible for leading healthcare systems’ large-scale quality, service, operational and financial performance improvements.

Ms. Rakowski currently serves as Vice President-Advisory Services, Performance Partners with the Company and has broad experience in healthcare strategy, operations, performance improvement, change management, and information technology. Prior to joining the Company, Ms. Rakowski served in various management positions for several healthcare related consulting and service businesses over the last 20 years, including Xerox Services, Accenture, GE Healthcare and Capgemini (Ernst & Young).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	Chief Executive Officer and President

Date: August 12, 2016